Endurance Specialty Holdings Ltd.

Merrill Lynch Insurance Investor Conference<br/>February 14, 2007

Ken LeStrange<br/>Chairman, President and Chief Executive Officer

Forward Looking Statements

Today’s Discussion

Company overview

Company overview

Diversification strategy

Financial performance

Founding Philosophy & Strategy

Endurance was built in the aftermath of 9/11 to be an underwriter of volatile specialty risks – key to our business are the following principles:

Focus on business segments that reward our specialized knowledge and relationships

Supported by investments in enabling technology and disciplined, technical underwriting approach

Portfolio managed with key risk management concepts – diversification, value at risk and data quality

Portfolio Management

Technology and Discipline

Specialization

Capital Management

Strong Risk Management Focus - <br/>Portfolio Expected Risk Curve (July 1, 2006)

This chart represents a cumulative simulation analysis of our in-force underwriting portfolio and includes premiums earned plus investment income less losses, acquisition expenses and G&A expenses. This chart also includes the impact of the recent collateralized reinsurance and ILW purchases.

This chart represents a cumulative simulation analysis of our in-force underwriting portfolio and includes premiums earned plus investment income less losses, acquisition expenses and G&A expenses. This chart also includes the impact of the recent collateralized reinsurance and ILW purchases.

This chart is based on the full implementation of RMS 6.0. Although our absolute exposures have been significantly reduced year over year, the model revisions and RMS 6.0 implementation have increased the probability of loss.

Based on our business at July 1, 2006, we believe there is approximately a 92% chance of a profitable underwriting result and a mean expected result of a $342 million underwriting profit.

* Changes in Endurance’s underwriting portfolio, investment portfolio, risk control mechanisms, market conditions and other factors may cause our actual results to vary considerably from those indicated above. For a listing of risks related to Endurance, please see “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2005.

Stated objective is to limit our loss in a 1-in-100 year to 25% of our capital or less

Strong Risk Management Focus - <br/>Portfolio Expected Risk Curve (January 1, 2007)

This chart represents a cumulative simulation analysis of our in-force underwriting portfolio and includes premiums earned plus investment income less losses, acquisition expenses and G&A expenses. This chart also includes the impact of the recent collateralized reinsurance and ILW purchases.

This chart represents a cumulative simulation analysis of our in-force underwriting portfolio and includes premiums earned plus investment income less losses, acquisition expenses and G&A expenses. This chart also includes the impact of the recent collateralized reinsurance and ILW purchases.

This chart is based on the full implementation of RMS 6.0. Although our absolute exposures have been significantly reduced year over year, the model revisions and RMS 6.0 implementation have increased the probability of loss.

Based on our business at January 1, 2007, we believe there is approximately a 92% chance of a profitable underwriting result and a mean expected result of a $341 million underwriting profit.

* Changes in Endurance’s underwriting portfolio, investment portfolio, risk control mechanisms, market conditions and other factors may cause our actual results to vary considerably from those indicated above. For a listing of risks related to Endurance, please see “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2005.

Stated objective is to limit our loss in a 1-in-100 year to 25% of our capital or less

Median Result $381 Mil Gain

Developed a Diversified Book of Business

2006 Total Written Premiums of $1.9 Billion*

By Geographic Risk

Insurance

Insurance

Reinsurance

Reinsurance

By Segment

* Includes deposit premiums

By Line of Business

Property - Insurance

Property - Reinsurance

Casualty - Reinsurance

Casualty - Insurance

Healthcare Liability

Workers’ Compensation

Professional Lines

Catastrophe

Agriculture

Marine

Aerospace

Surety and Other Specialty

Reinsurance - Expanding Product Offering

2006 Reinsurance Total Written Premiums of $1.4 billion*

2006 Reinsurance Total Written Premiums of $1.4 billion*

Catastrophe

Catastrophe

Property

Casualty

Agriculture

Marine

Aerospace

Industry leading tools and technology

Industry leading tools and technology

Leader in Bermuda

Covers all perils

Highly specialized relationships

Auto liability, D&O, workers comp and clash

Multiple peril crop insurance

Industry leading tools and technology

Covers brown and blue water hull

Provides aviation and space coverages

* Includes deposit premiums

Catastrophe

Catastrophe

Property

Property

Agriculture

Agriculture

Casualty

Casualty

Marine

Marine

Aerospace

Aerospace

Surety and other specialty

Surety and other specialty

Insurance - Our Fastest Growing Segment

2006 Insurance Total Written Premiums of $577 million

2006 Insurance Total Written Premiums of $577 million

Casualty

Casualty

Professional Lines

Healthcare Liability

Property

Large account excess liability written in Bermuda

Large account excess liability written in Bermuda

Small account casualty written in US

Includes E&O and D&O products

Financial institutions specialists

Leader in Bermuda

Hospital professional liability

Strong relationships

Leader in Bermuda market

Written out of US and UK

Growing US specialty business

Opportunistic strategy

Casualty

Casualty

Professional Lines

Professional Lines

Healthcare Liability

Healthcare Liability

Property

Property

Workers’ Compensation

Workers’ Compensation

Diversification Has Led to Stable Premium Growth

Gross Written Premiums*

Net Earned Premiums*

(in millions)

(in millions)

* Includes deposit premiums

Strong Financial Performance

Net Income and Combined Ratio

(in millions)

Operating Return on Average Equity

Inception to date combined ratio of 94.7%

Inception to date ROE of 13%

Efficient Capital Management

Strong and Flexible Capital Structure

$, Millions

$1,409

$1,748

$2,254

$2,320

$2,745

$, Millions

$473 Million of Capital Returned to Shareholders

$100

$41

$142

$113

$76

Sensitivity of ROE

* The Return on Equity Sensitivity Analysis is purely illustrative and should not be construed

* The Return on Equity Sensitivity Analysis is purely illustrative and should not be construed

Operating Assumptions

Operating Assumptions

2.8:1.0 Investment Leverage at 4.75% yield

0.85:1.0 Operating Leverage

ROE = 11.1%

ROE = 19.6%

ROE = 23.9%

ROE = 17.5%

ROE from Underwriting Activity

ROE from Investing Activity

Financing Costs

Return On Equity Sensitivity Analysis*

2.2%

2.2%

2.2%

2.2%

13.3%

6.4%

8.5%

12.8%

13.3%

13.3%

13.3%

100%

100%

Combined

92.5%

92.5%

Combined

90%

90%

Combined

85%

85%

Combined

Peer ROE Comparison

Source: Company filings.

Source: Company filings.

Company

2006 Annualized Return On Average Common Equity*

High 37.9%

Low 15.6%

Median 18.7%

Endurance: 25.7%

Peer ROE Comparison

Peer ROE Comparison

Company

Source: Company filings.

Source: Company filings.

2003 through 2006 Annualized Return On Average Common Equity*

High 17.3%

Low 0.6%

Median 11.9%

Endurance: 13.0%

Conclusion

Built strong, technical, underwriting based culture that is focused on profit, not revenue

Built strong, technical, underwriting based culture that is focused on profit, not revenue

Expert management team that thinks like shareholders

Value enhancement through capital management

Long term goal is to generate 15%+ return on equity throughout the cycle

Demonstrated ability to create shareholder value

Well positioned with strong capitalization and high balance sheet quality